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               OPINION OF ATLAS, PEARLMAN, TROP & BORKSON, PA.
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                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                Attorneys At Law
                                New River Center
                           200 East Las Olas Boulevard
                         Fort Lauderdale, Florida 33301

Telephone (954) 763-1200
Miami (305) 940-7847
West Palm Beach (407) 737-2627
Facsimile (954)766-7800

                                  June 17, 1997

Workforce Systems Corp.
105 West Fifth Avenue
Knoxville, TN 37917

      Re:     Workforce Systems Corp. (the "Company")
              Registration Statement
              on Form SB-2 (File No. 333-11189)

Dear Sir/Madam:


      We have acted as special counsel to Workforce Systems Corp., a Florida corporation, in connection with the registration by the Company of 81,334 shares of Common Stock, par value $.001 per share (the "Securities") to be sold by certain Selling Security holders as set forth in the above Registration Statement. Members of this firm are the beneficial owners of an aggregate of 7,488 shares of the Common Stock of Workforce Systems Corp.

      In our capacity as counsel to the Company, we have examined the original or certified copies of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed, including the instruments and agreements pursuant to which the Securities were issued. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostat copies. As to various questions of fact material to






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such opinions,  we have relied upon  statements or certificates of officials and representatives of the Company and others.

      Based upon the foregoing, it is our opinion that:

      1. The Company is a corporation duly organized and validly existing under the laws of the State of Florida; and

      2.  The Securities are legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name under "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                    Very truly yours,

                                    ATLAS, PEARLMAN, TROP & BORKSON, P.A.